                                                                     EXHIBIT 11

         EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (ALL AMOUNTS IN THOUSANDS EXCEPT EPS AMOUNTS)

                                                         QUARTER ENDED MARCH 31,
                                                         -----------------------
                                                            1998          1997
                                                         --------       --------
BASIC INCOME PER COMMON SHARE:

Net Income                                               $  1,121       $    848
Preferred dividend requirement                                 (5)           (58)
                                                          -------        -------
Net income applicable to common shareholders             $  1,116       $    790
                                                          -------        -------
                                                          -------        -------
Weighted average number of shares outstanding              11,447          9,086
                                                          -------        -------
                                                          -------        -------
Basic income per common share                            $    .10        $  0.09
                                                          -------        -------
                                                          -------        -------

DILUTED INCOME PER COMMON SHARE:

Net income                                               $  1,121         $  848
                                                          -------        -------

Weighted average number of shares outstanding
     Common stock                                          11,447          9,086
     5% convertible preferred stock                            24             25
     5% Series B convertible preferred stock                                 170
     Series C preferred stock                               1,401
     Effect of dilutive common stock options
       and warrants                                           749          2,282
     Convertible notes                                         64             64
                                                          -------        -------
Weighted average number of shares outstanding              13,685         11,627
                                                          -------        -------
                                                          -------        -------

Diluted income per common share                           $  0.08        $  0.07
                                                          -------        -------
                                                          -------        -------

                                                        NINE MONTHS ENDED MARCH 31,
                                                        ---------------------------
                                                            1998          1997
                                                         --------       --------
BASIC INCOME PER COMMON SHARE:

Net Income                                                $ 2,971        $   39
Preferred dividend requirement                                (16)          (58)
                                                          -------        -------
Net income (loss) applicable to common shareholders       $ 2,955        $  (19)
                                                          -------        -------
                                                          -------        -------
Weighted average number of shares outstanding              11,048         8,157
Basic income per common share                             $   .27        $ 0.00
                                                          -------        -------
                                                          -------        -------

DILUTED EARNINGS PER COMMON SHARE:

Net income                                                $ 2,971        $   39
                                                          -------        -------
                                                          -------        -------

Weighted average number of shares outstanding
     Common stock                                          11,048         8,157
     5% convertible preferred stock                            24            25
     5% Series B convertible preferred stock                                170
     Series C preferred stock                               1,401
     Effect of dilutive common stock options
            and warrants                                      739          2,686
     Convertible notes                                         64             64
                                                          -------        -------
Weighted average number of shares outstanding              13,276         11,102
                                                          -------        -------
                                                          -------        -------
Diluted income per common share                           $  0.22        $  0.00
                                                          -------        -------
                                                          -------        -------

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